Exhibit 99.1

FORM OF APPOINTMENT OF PROXY FOR
CARDINAL BANKSHARES CORPORATION SPECIAL MEETING

[CARDINAL BANKSHARES CORPORATION LOGO]

101 Jacksonville Circle
Floyd, Virginia 24091

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Dorsey H. Thompson, R. Leon Moore and William R. Gardner, Jr. (the “Cardinal Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes each of them, jointly and severally, to represent and vote as directed below all shares of the common stock of Cardinal Bankshares Corporation (“Cardinal”) held of record by the undersigned on January 8, 2003, at the Special Meeting of Cardinal’s shareholders (the “Cardinal Special Meeting”) to be held at the Bank of Floyd Conference Center located at 101 Jacksonville Circle, Floyd, Virginia, at [            ] [            ].m. on [            ], February [            ], 2003, and at any adjournment of the Cardinal Special Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.
Proposal to Approve a Plan of Merger.    To consider and vote on a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of June 20, 2002, as amended (the “Plan of Merger”), between Cardinal and MountainBank Financial Corporation (“MFC”) (a copy of which is attached as Appendix A to the Joint Proxy Statement/Prospectus), and to approve the transactions described in the Plan of Merger, including, without limitation, the merger of Cardinal into MFC and the conversion of each outstanding share of Cardinal’s common stock into the right to receive shares of MFC’s common stock and Series B preferred stock calculated as described in the Plan of Merger, all as more fully described in the Joint Proxy Statement/Prospectus.

☐  FOR                                          ☐  AGAINST                                          ☐  ABSTAIN

2.
Proposal to Authorize Management to Adjourn the Special Meeting.    To consider and vote on a proposal to authorize Cardinal’s management to adjourn the Cardinal Special Meeting one or more times for up to a total of 120 days for any reason.

☐  FOR                                          ☐  AGAINST                                          ☐  ABSTAIN

3.
Other Business.    On any other matter properly presented for action by shareholders at the Cardinal Special Meeting, the Cardinal Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

Please date and sign this appointment of proxy on the reverse side and return it in the enclosed prepaid envelope.

I (we) direct that the shares represented by this appointment of proxy be voted as directed above. In the absence of any direction, those shares may be voted by the Cardinal Proxies “FOR” Proposal 1 and Proposal 2. On any other matters that may properly be presented for action at the Cardinal Special Meeting, and on matters incident to conduct of the meeting, the Cardinal Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Cardinal Special Meeting by filing with Cardinal’s Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Cardinal Special Meeting and announcing an intention to vote in person.

Dated:                                                                                  , 2003

Signature

Joint Signature (if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT:    To ensure that a quorum is present at the Cardinal Special Meeting, please sign and return your appointment of proxy whether or not you plan to attend the meeting.